BY-LAWS*

OF

CAPITAL WORLD GROWTH AND INCOME FUND, INC.

(as amended June 8, 2010)

ARTICLE I

SHAREHOLDERS

Section 1.01. Annual Meetings. The Corporation is not required to hold an annual meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the “1940 Act”). If the election of directors is required to be acted upon under the 1940 Act then such meeting (or the first such meeting in any year) shall be designated as the annual meeting of stockholders for that year. If the 1940 Act requires the Corporation to hold a meeting of stockholders to elect directors, the meeting shall, unless otherwise required by the 1940 Act, be held no later than 120 days after the occurrence of the event requiring the meeting. Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

Section 1.02. Special Meetings. At any time in the interval between annual meetings, special meetings of the shareholders may be called by the Chairman of the Board or the President or by a majority of the Board or by shareholders entitled to cast 10% in number of votes by vote at a meeting or in writing with or without a meeting.

Section 1.03. Place of Meetings. Meetings of the shareholders for the election of Directors shall be held at such place either within or without the State of Maryland or elsewhere in the United States as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within the State of Maryland or elsewhere in the United States, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

* Gender Designation – Whenever in these By-Laws a gender designation is used, that gender designation is used for convenience only. All references in these By-Laws are intended to be and will for all purposes be interpreted to be, gender neutral.

Section 1.04. Notice of Meetings. Not less than ten days nor more than ninety days before the date of every shareholders’ meeting, the Secretary shall give to each shareholder entitled to vote at such meeting, notice in writing or by electronic transmission stating the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose or purposes for which the meeting is called, either by mail or by presenting it to the shareholder personally or by leaving it at the shareholder’s residence or usual place of business or by transmitting it to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid. Notwithstanding the foregoing provision, a waiver of notice in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such persons. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the meeting.

Section 1.05. Quorum. At any meeting of shareholders the presence in person or by proxy of shareholders entitled to cast one third of the votes thereat shall constitute a quorum; but this Section shall not affect any requirement under statute or under the Articles for the vote necessary for the adoption of any measure. In the absence of a quorum the shareholders present in person or by proxy, by majority vote and without notice, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.06. Votes Required. A majority of the votes cast at a meeting of shareholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of votes cast is required by statute or by the Articles. Each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders and fractional shares shall be entitled to corresponding fractions of one vote on such matters, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

Section 1.07. Proxies. A shareholder may vote the shares owned of record either in person or by proxy by the shareholder or by the shareholder’s duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. Every proxy shall be in writing, signed by the shareholder or the shareholder’s duly authorized agent. Signing may be accomplished by the shareholder or the shareholder’s authorized agent signing the proxy or causing the shareholder’s signature to be affixed to the proxy by any reasonable means, including facsimile signature. A shareholder may also authorize another person to act as a proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or any other electronic or telephonic means to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. A copy, facsimile telecommunication or other reliable reproduction of the writing or the transmission referred to herein may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used.

Section 1.08. List of Shareholders. At each meeting of shareholders, a full, true and complete list in alphabetical order of all shareholders entitled to vote at such meeting, certifying the number and class or series of shares held by each, shall be made available by the Secretary.

Section 1.09. Voting. In all elections for Directors every shareholder shall have the right to vote, in person or by proxy, the shares owned of record by the shareholder, for as many persons as there are Directors to be elected and for whose election the shareholder has a right to vote. At all meetings of shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. If demanded by shareholders, present in person or by proxy, entitled to cast 10% in number of votes, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot. Upon like demand or order, the voting shall be conducted by two inspectors in which event the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot, and voting need not be conducted by inspectors. Inspectors may be elected by the shareholders at their annual meeting, to serve until the close of the next annual meeting and their election may be held at the same time as the election of Directors. In case of a failure to elect inspectors, or in case an inspector shall fail to attend, or refuse or be unable to serve, the shareholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors.

Section 1.10. Action by Shareholders Other than at a Meeting. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the shareholders entitled to vote on the subject matter thereof and any other shareholders entitled to notice of a meeting of shareholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01. Chairman of the Board. The Chairman of the Board, if one be elected by the Board of Directors, shall preside at all meetings of the Board of Directors and of the shareholders at which he is present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors or as may be required by law. If the Chairman of the Board is a director who is not an “interested person” of the Corporation as defined in Section 2(a)(19) of the Investment Company Act of 1940 (“independent director”) the Chairman of the Board shall serve as a non-executive Chairman and shall not be considered an officer of the Corporation. The election of an independent director as Chairman of the Board will not reduce the responsibilities of the other Directors. The Chairman of the Board shall hold office until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed. Any vacancy may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 2.02. Powers. The Board may exercise all the powers of the Corporation, except such as are by statute or the charter or these By-Laws conferred upon or reserved to the shareholders. The Board shall keep full and fair accounts of its transactions.

Section 2.03. Number of Directors. The number of Directors shall be such number as shall be fixed from time to time by vote of a majority of the Directors; provided, however, that the number of Directors shall in no event exceed eighteen nor be reduced to fewer than three. The tenure of office of a Director shall not be affected by any decrease in the number of Directors made by the Board.

Section 2.04. Election of Directors. Until the first annual meeting of shareholders and until successors or additional Directors are duly elected and qualify, the Board shall consist of the persons named as such in the charter. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect Directors to hold office until their resignation, death, disability, or until their successors are elected and qualify. At each annual meeting of the shareholders, the Corporation may, in the discretion of the Board of Directors, seek shareholder approval of all or only such number of Directors required to comply with the 1940 Act.  At any meeting of shareholders, duly called and at which a quorum is present, the shareholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any Director or Directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed Directors.

Section 2.05. Regular Meetings. After each meeting of shareholders at which a Board of Directors shall have been elected, the Board so elected shall meet for the purpose of organization and the transaction of other business. No notice of such first meeting shall be necessary if held immediately after the adjournment, and at the site, of such meeting of shareholders. Other regular meetings of the Board shall be held without notice on such dates and at such places within or without the State of Maryland as may be designated from time to time by the Board.

Section 2.06. Special Meetings. Special meetings of the Board may be called at any time by the Chairman of the Board, the President or the Secretary of the Corporation, or by a majority of the Board by vote at a meeting, or in writing with or without a meeting. Such special meetings shall be held at such place or places within or without the State of Maryland as may be designated from time to time by the Board. In the absence of such designation such meetings shall be held at such places as may be designated in the calls.

Section 2.07. Notice of Meetings. Except as provided in Section 2.04, notice of the place, day and hour of all meetings shall be given to each Director two days (or more) before the meeting, by delivering the same personally, or by sending the same by electronic transmission, or by leaving the same at the Director’s residence or usual place of business, or, in the alternative, by mailing such notice three days (or more) before the meeting, postage prepaid, and addressed to the Director at the Director’s last known business or residence post office address, according to the records of the Corporation. Unless required by these By-Laws or by resolution of the Board, no notice of any meeting of the Board need state the business to be transacted thereat. No notice of any meeting of the Board need be given to any Director who attends, or to any Director who in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the adjourned meeting.

Section 2.08. Quorum. At all meetings of the Board, a majority of the entire Board (but in no event fewer than two Directors) shall constitute a quorum for the transaction of business. Except in cases in which it is by statute, by the charter or by these By-Laws otherwise provided, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to elect and pass any measure. In the absence of a quorum, the Directors present by majority vote and without notice other than by announcement at the meeting may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.09. Vacancies. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of Directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors; provided, in either case, that immediately after filling such vacancy at least two-thirds of the Directors then holding office shall have been elected to such office by the shareholders at an annual or special meeting thereof. If at any time after the first annual meeting of shareholders of the Corporation a majority of the Directors in office shall consist of Directors elected by the Board of Directors, a meeting of the shareholders shall be called forthwith for the purpose of electing the entire Board of Directors, and the terms of office of the Directors then in office shall terminate upon the election and qualification of such Board of Directors. A Director elected by the Board of Directors or the shareholders to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualifies.

Section 2.10. Compensation and Expenses. Directors may, pursuant to resolution of the Board, be paid fees for their services, which fees may consist of an annual fee or retainer and/or a fixed fee for attendance at meetings. In addition, Directors may in the same manner be reimbursed for expenses incurred in connection with their attendance at meetings or otherwise in performing their duties as Directors. Members of committees may be allowed like compensation and reimbursement. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 2.11. Action by Directors Other than at a Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if a written consent to such action is given in writing or by electronic transmission by all members of the Board or of such committee, as the case may be, and such written consent is filed in paper or electronic form with the minutes of proceedings of the Board or committee.

Section 2.12. Committees. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of two or more of the Directors.  The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If the Chairman of the Board is an independent director, he shall be an ex officio member of each committee of which he is not otherwise a member.  An ex officio member of a committee may take part in discussions of that committee’s business, but shall not be considered for the purposes of calculating attendance, determining a quorum, voting or authorizing any action by such committee.  Any committee of the Board, to the extent provided in the resolution and by law, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 2.13. Holding of Meetings by Conference Telephone Call. At any regular or special meeting of the Board or any committee thereof, members thereof may participate in such meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 2.14. Founding Director Emeritae. The Board of Directors may elect a Founding Director Emeritae, chosen from among persons who have served as directors of the Fund, without limit as to number or period of service. The term of office of any Founding Director Emeritus shall be as determined by the Board of Directors. A Founding Director Emeritae shall be invited, but not required, to attend and to speak at meetings of the Board of Directors and committees thereof, except for meetings or portions of meetings at which the Board determines attendance shall be limited. A Founding Director Emeritae shall be paid such compensation and reimbursed for such expenses as shall be determined from time to time by the Board of Directors and may be provided some or all of the information and documents relating to the Fund that is provided to the Board of Directors as may be determined from time to time by the Board and/or the officers of the Fund. A Founding Director Emeritae shall not be a member of the Board of Directors and shall have none of the rights, obligations or duties of a director including, without limitation, voting rights. Unless otherwise expressly required by the context, the term “director” or “directors” as used in these By-Laws does not include a Founding Director Emeritae.

Section 2.15. Hiring of Employees or Retaining of Advisers and Experts. The Directors who are not considered “interested persons” of the Corporation under the 1940 Act may hire employees or retain advisers and experts as they deem necessary to help ensure that they are able to deal with matters beyond their expertise and fulfill their role of representing shareholder interests.

ARTICLE III

OFFICERS

Section 3.01. Executive Officers. The Board of Directors may choose a Vice Chairman of the Board from among the Directors, and shall choose a President, a Principal Executive Officer, a Secretary and a Treasurer who need not be Directors. The Board of Directors may choose one or more Principal Investment Officers, an Executive Vice President, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, none of whom need be a Director. Any two or more of the above-mentioned offices, except those of President and a Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, by the charter, by the By-Laws or by resolution of the Board of Directors to be executed by any two or more officers. Each such officer shall hold office until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed. Any vacancy in any of the above offices may be filled for the unexpired portion of the term of the Board of Directors at any regular or special meeting.

Section 3.02. Vice Chairman of the Board. The Vice Chairman of the Board, if one be elected, shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Directors, and shall perform such other duties as may from time to time be assigned him by the Board of Directors or as may be required by law.

Section 3.03. President.  In the absence of the Chairman or Vice Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board at which the President is present; and in general, shall perform all duties incident to the office of a president of a Maryland Corporation, and such other duties, as from time to time, may be assigned to him by the Board.

Section 3.04. Vice Presidents. The Vice President or Vice Presidents, including any Executive or Senior Vice President(s), at the request of the President or in the President’s absence or during the President’s inability or refusal to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board, the President may make such determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Board, the Chairman of the Board, or the President.

Section 3.05. Secretary and Assistant Secretaries. The Secretary shall keep the minutes of the meetings of the shareholders, of the Board and of any committees, in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; be custodian of the records of the Corporation; see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; and in general perform all duties incident to the office of a secretary of a Maryland Corporation, and such other duties as, from time to time, may be assigned to him by the Board, the Chairman of the Board, or the President.

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, the President or the Chairman of the Board, shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 3.06. Treasurer and Assistant Treasurers. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board in accordance with Section 6.04 of these By-Laws; render to the President, the Chairman of the Board and to the Board, whenever requested, an account of the financial condition of the Corporation; and in general, perform all the duties incident to the office of a treasurer of a corporation, such other duties as may be assigned to him by the Board, the President or the Chairman of the Board.

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, the President or the Chairman of the Board shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform other duties and have such other powers as the Board may from time to time prescribe.

Section 3.07. Subordinate Officers. The Board may from time to time appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period and perform such duties as the Board, the President or the Chairman of the Board may prescribe. The Board may, from time to time, authorize any committee or officer to appoint and remove subordinate officers and prescribe the duties thereof.

Section 3.08. Removal. Any officer or agent of the Corporation may be removed by the Board whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

ARTICLE IV

STOCK

Section 4.01. Certificates.   The Directors shall have no obligation to, but in their discretion may, authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.  If one or more share certificates are issued, whether in the name of a shareholder or a nominee, such certificate or certificates shall constitute evidence of ownership of the shares evidenced thereby for all purposes, including transfer, assignment or sale of such shares, subject to such limitations as the Directors may, in their discretion, prescribe.

If the Board authorizes the issuance of certificates representing the shares of stock of the Corporation, such certificates shall be signed by the President, the Chairman of the Board or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The signatures may be either manual or facsimile signatures. No certificates shall be issued for fractional shares. Such certificates shall be in such form, not inconsistent with law or with the Articles, as shall be approved by the Board. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be such officer as of the date of its issue.

If the Board authorizes the issuance of certificates, the Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.02. Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar, if any, may be combined.

Section 4.03. Stock Ledgers. A stock ledger, containing the names and addresses of the shareholders of the Corporation and the number of shares of each class held by them, respectively, shall be kept by the Transfer Agent of the Corporation. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.

Section 4.04. Record Dates. The Board is hereby empowered to fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend, capital gains distribution or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date in any case shall be not more than ninety days, and in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

ARTICLE V

INDEMNIFICATION AND INSURANCE

Section 5.01. Indemnification. The Corporation shall promptly indemnify and hold harmless each of its directors and officers, and may indemnify and hold harmless any of its employees and agents, against any liabilities or expenses (collectively, “Liability”) actually and reasonably incurred by such person in any proceeding arising out of or in connection with his or her service to the Corporation, to the fullest extent permitted by the Articles of Incorporation and the laws of the State of Maryland, the Securities Act of 1933, and the Investment Company Act of 1940, as now or hereafter in effect, subject to the provisions of paragraphs (a) and (b) of this Section 5.01. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time these By-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of these By-laws shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(a) Special Condition. With respect to Liability to the Corporation or its stockholders, and subject to applicable state and federal law, a director or officer shall be indemnified and held harmless pursuant to this Section 5.01 against any Liability to the Corporation or its stockholders unless such Liability arises by reason of his or her willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office as defined in Section 17(h) of the Investment Company Act of 1940 (“disabling conduct”).

(b) Special Process Condition. With respect to Liability to the Corporation or its stockholders, no indemnification shall be made unless a determination has been made by reasonable and fair means that the director or officer has not engaged in disabling conduct. In making such a determination, the Board of Directors shall act in conformity with then applicable law and administrative interpretations, and shall afford a director requesting indemnification who is not an “interested person” of the Corporation, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, a rebuttable presumption that such director did not engage in disabling conduct while acting in his or her capacity as a director.

Section 5.02. Advancement of Expenses. The Corporation shall promptly advance funds to its directors and officers, and may advance funds to its employees and agents, to cover expenses they incur with respect to any proceeding arising out of or in connection with their service to the Corporation, to the fullest extent permitted by the Articles of Incorporation and the laws of the State of Maryland, the Securities Act of 1933, and the Investment Company Act of 1940, as now or hereafter in effect.

(a) Affirmation of Conduct. A request by a director or officer for advancement of funds pursuant to this Section 5.02 shall be accompanied by the director’s or officer’s written affirmation of his or her good faith belief that he or she met the standard of conduct necessary for indemnification, and such other statements, documents or undertakings as may be required under applicable law.

(b) Special Conditions to Advancement. With respect to Liability to the Corporation or its stockholders, and subject to applicable state and federal law, a director or officer shall be entitled to advancements of expenses pursuant to this Section 5.02 against any Liability to the Corporation or its stockholders if (1) the Corporation has obtained assurances required under applicable law, such as by obtaining insurance or receiving collateral provided by the director or officer, that the advance will be repaid if the director or officer is found to have engaged in disabling conduct, or (2) the Board has a reasonable belief that the director or officer has not engaged in disabling conduct and ultimately will be entitled to indemnification. In forming such a reasonable belief, the Board of Directors shall act in conformity with then applicable law and administrative interpretations, and shall afford a director requesting an advance who is not an “interested person” of the Corporation, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, a rebuttable presumption that such director did not engage in disabling conduct while acting in his or her capacity as a director.

Section 5.03. Insurance. The Corporation shall purchase and maintain in effect one or more policies of insurance on behalf of its directors and officers in such amounts and with such coverage as shall be determined from time to time by the board of directors, and may purchase and maintain such insurance for any of its employees and agents, issued by a reputable insurer or insurers, against any expenses actually and reasonably incurred by such person in any proceeding arising out of or in connection with his or her service to the Corporation, with customary limitations and exceptions, whether or not the Corporation would have the power to indemnify such person against such expenses pursuant to this Article V.

Section 5.04. General Provisions.

(a) Non-Exclusive Rights. The provisions for indemnification of, and advancement of expenses to, directors and officers of the Corporation set forth in this Article V shall not be deemed exclusive of any other contractual or legal rights to which a director or officer may otherwise be entitled.

(b) Continuation of Provisions. The provisions of this Article V shall continue as to a person who has ceased to provide service to the Corporation and shall inure to the benefit of his or her spouses, heirs, assigns, devisees, executors, administrators and legal representatives. No amendment of the Articles of Incorporation or By-Laws of the Corporation shall limit or eliminate the right of a person to indemnification, advancement of expenses and insurance set forth in this Article V with respect to his or her acts, omissions or service to the Corporation occurring prior to such amendment.

Section 5.05. Definitions. For purposes of this Article V, the following terms shall have the following meanings:

(1) “Disabling conduct” shall be as defined in Section 5.01(a).

(2) “Expenses” shall include without limitation all judgments, penalties, fines, amounts paid or to be paid in settlement, ERISA excise taxes, liabilities, losses, interest, expenses of investigation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts and witnesses, expenses of preparing for and attending depositions and other proceedings, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other costs, disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or acting as a witness in a proceeding.

(3) “Liability” shall be as defined in Section 5.01.

(4) The term “proceeding” shall include without limitation any threatened, pending or completed claim, demand, threat, discovery request, request for testimony or information, action, suit, arbitration, alternative dispute mechanism, investigation, hearing, or other proceeding, including any appeal from any of the foregoing, whether civil, criminal, administrative or investigative.

(5) A person’s “service to the Corporation” shall include without limitation his or her service as a director, officer, employee, agent or representative of the Corporation, and his or her service at the request of the Corporation as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01. Dividends. Dividends or distributions upon the capital stock of the Corporation, subject to provisions of the charter, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends or distributions may be paid only in cash or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Before payment of any dividend or distribution there may be set aside out of any funds of the Corporation available for dividends or distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or distributions or for maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 6.02. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 6.03. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6.04. Custodian. All securities and cash of the Corporation shall be placed in the custody of a bank or trust company (“Custodian”) having (according to its last published report) not less than $2,000,000 aggregate capital, surplus and undivided profits, provided such a Custodian can be found ready and willing to act (or maintained in such other manner as is consistent with Section 17(f) of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.) The Corporation shall enter into a written contract with the Custodian regarding the powers, duties and compensation of the Custodian with respect to the cash and securities of the Corporation held by the Board of Directors of the Corporation. The Corporation shall upon the resignation or inability to serve of the Custodian use its best efforts to obtain a successor custodian; require that the cash and securities owned by the Corporation be delivered directly to the successor custodian; and in the event that no successor custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by the Corporation to other than a successor custodian, the question whether or not the Corporation shall be liquidated or shall function without a custodian.

Section 6.05. Seal.  The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the custody of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 6.06. Representation of Shares. Any officer of the Corporation is authorized to vote, represent and exercise of the Corporation any and all rights incident to any shares of any corporation or other business enterprise owned by the Corporation.

Section 6.07. Prohibited Transactions. No officer or director of the Corporation or of its investment adviser shall deal for or on behalf of the Corporation with himself, as principal or agent, or with any corporation or partnership in which he has a financial interest. This prohibition shall not prevent: (a) officers or directors of the Corporation from having a financial interest in the Corporation, its principal underwriter or its investment adviser; (b) the purchase of securities for the portfolio of the Corporation or the sale of securities owned by the Corporation through a securities dealer, one or more of whose partners, officers or directors is an officer or director of the Corporation, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such service; or (c) the employment of legal counsel, registrar, transfer agent, dividend disbursing agent, or custodian having a partner, officer or director who is an officer or director of the Corporation, provided only customary fees are charged for services rendered to or for the benefit of the Corporation.

Section 6.08. Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors. The Board of Directors shall, in any event, require the Corporation to provide and maintain a bond issued by a reputable fidelity insurance company, against larceny and embezzlement, covering each officer and employee of the Corporation who may singly, or jointly with others, have access to securities or funds of the Corporation, either directly or through authority to draw upon such funds, or to direct generally the disposition of such securities, such bond or bonds to be in such reasonable amount as a majority of the Board of Directors who are not such officers or employees of the Corporation shall determine with due consideration to the value of the aggregate assets of the Corporation to which any such officer or employee may have access, or in any amount or upon such terms as the Securities and Exchange Commission may prescribe by order, Rule or Regulations.

Section 6.09. Annual Statement of Affairs. The President or the Controller shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be placed on file at the Corporation’s principal office within 120 days after the end of the fiscal year.

ARTICLE VII

AMENDMENT OF BY-LAWS

These By-Laws of the Corporation may be altered, amended, added to or repealed by majority vote of the shareholders or by majority vote of the entire Board.